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                                                                   EXHIBIT 10.22

                           PURCHASE OPTION AGREEMENT


         This PURCHASE OPTION AGREEMENT is dated as of the 22nd of June, 1998 by and between FLORIDA CASINO CRUISES, INC., a Georgia corporation, (the "Owner" or "FCCI") and LEISURE EXPRESS CRUISE, L.L.C., a Colorado limited liability company (the "Charterer").

         WHEREAS, Owner and Charterer have entered into a BAREBOAT CHARTER PARTY AGREEMENT of even date herewith (the "Charter") covering the charter of the Vessel as defined therein (the "Vessel");

         WHEREAS, the Charter requires that this Agreement be entered into in conjunction therewith;

         WHEREAS, the parties acknowledge the Vessel is presently encumbered by two ship's mortgages, being a first mortgage in favor of Brownsville Bank (the "First Mortgage" or the "Brownsville Bank Mortgage") and a second mortgage in favor of Branch Mahaffey (the "Second Mortgage" or the "Mahaffey Mortgage").

         NOW, THEREFORE, in consideration of the premises and the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, it is hereby agreed as follows:

         1. Provided that the Charter is in full force and effect and there has not occurred and is continuing an Event of Default thereunder, Charterer shall have the option to purchase the Vessel (OR, at Charterer's election, all of the outstanding stock of FLORIDA CASINO CRUISES, INC., a Georgia corporation) prior to the expiration of the Charter on January 21, 1999.

         2. The aforesaid purchase option shall be exercised if at all by written notice from the Charterer to Owner not less than TEN (10) days prior to the proposed closing date (the "Closing Date") of the closing (the "Closing") of said purchase which Closing Date shall not be earlier than January 10, 1999, nor later than January 21, 1999. In the event Charterer fails to give notice of its election to purchase by January 11, 1999, Owner will use its best efforts to give written notice to Charterer inquiring as to Charterer's intent. Charterer's notice to exercise option shall set forth the Closing Date and whether Charterer has elected to purchase the Vessel or the stock of FCCI.

         3. Prior to the Closing Date, Owner shall cause the Mahaffey Mortgage to be paid in full and satisfied.

         4. THE PURCHASE PRICE OF THE VESSEL shall be equal to the sum of the outstanding balance of: (i) the Brownsville Bank Mortgage at the date of Closing; PLUS (ii) Charterer's assumption of the second ship's mortgage in favor of J. KENT MANLEY, his successors and/or


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assigns, in the principal amount of TWO MILLION EIGHT HUNDRED FIFTY THOUSAND
AND NO/100 DOLLARS ($2,850,000.00); PLUS (iii) Charterer's assumption of the LT Mortgage (as hereinafter defined) in the amount of ONE MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($1,700,000.00).

         5. From and after the Closing date, the indebtedness secured by the Manley Mortgage shall bear interest at the rate of TEN PERCENT (10%) per annum, shall be fully amortized over a SEVENTY-TWO (72) month period, and shall be due and payable in equal monthly installment payments of FIFTY-TWO THOUSAND SEVEN HUNDRED NINETY-EIGHT AND 64/100 DOLLARS ($52,798.64) per month commencing on the date ONE (1) month after the date of Closing and continuing on the same date of each and every month thereafter until paid in full.

         6. In addition, during the term of the Charter Party, Owner agrees to place an additional ship's mortgage on the Vessel (which shall be subordinate and inferior to the Brownsville Bank, Mahaffey and Manley Mortgages) in the amount of ONE MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($1,700,000.00) and shall be in favor of LEISURE TIME CASINOS AND RESORTS, INC., A COLORADO CORPORATION (the "LT Mortgage"). The LT Mortgage shall be without interest, shall be non-recourse (i.e., the holder agrees to look solely to the Vessel as collateral security for repayment of such mortgage and neither J. Kent Manley nor Florida Casino Cruises, Inc., shall have any personal liability for its payment) and shall be due and payable in a single balloon payment on the earlier to occur of: (i) closing of the sale of the Vessel, or (ii) on January 21, 2001.

         7. From and after the date hereof, as between Owner and Charterer, Owner shall have no further personal obligation for payment of any accounts payable with respect to the Vessel (the "Disclosed Accounts Payable") whether such liability accrued prior to or after the date the Charter. During the term of the Charter, Charterer shall have the right but not the obligation, to settle any and all Disclosed Accounts Payable (on behalf of Owner and not on Charterer's own account) on such terms and conditions as Charterer shall deem appropriate. In the event Owner has failed to disclose a particular accounts payable or other claim as of the date hereof (an "Undisclosed Account Payable") and prior to the Closing Date the Charterer discovers that the total outstanding balance of the Disclosed and Undisclosed Accounts Payable is in excess ONE MILLION FOUR HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($1,450,000.00) (the "Maximum Accounts Payable Amount") Owner shall be responsible to discharge Undisclosed Accounts Payable in excess of the Maximum Accounts Payable Amount in a manner such that any such Undisclosed Account Payable does not become a lien, charge or obligation against either the Vessel or FCCI, it being the intent of the parties that at the time of the closing of the option, Owner is able to convey "free and clear" title to the Vessel or FCCI stock as applicable except for the above described ship's mortgages and outstanding Disclosed Accounts Payable not yet settled.

         8. ASSET OR STOCK ELECTION PROVISIONS. Owner and Charterer agree that Charterer shall have the right to elect either to purchase the Vessel as an asset-type purchase, or to purchase all of the stock in the Vessel's owner, Florida Casino Cruises, Inc., a Georgia corporation ("FCCI"). In


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the event Charter elects to purchase the Vessel rather than the stock of FCCI, the Purchase Price of the Vessel shall be as set forth hereinabove in paragraph 4 PLUS the $50,000.00 cash payment set forth in paragraph 9. iv) hereinbelow. and title to the Vessel shall be conveyed by Owner to Charterer subject to the three outstanding ship mortgages (which Charterer agrees to assume and to pay) and the balance of Disclosed Accounts Payable not yet settled by Charterer. Further, in the event Charterer elects to purchase the Vessel and not the stock of FCCI, Charterer agrees to pay to FCCI, a sum equal to the incremental federal income tax difference between the sale of stock and the sale of assets for gain actually realized by J. Kent Manley on his federal income tax return (together with the amount of additional tax due as a result of the incremental payment) (collectively the "Tax Payment Amount") which Tax Payment Amount shall be due and payable by Charterer not later than January 10, 2000. In addition, Charterer agrees to execute a ship's mortgage in favor of FCCI in the principal amount of the Tax Payment Amount (the "Manley Tax Payment Mortgage") which mortgage shall be subordinate solely to the Brownsville Bank first ship's mortgage and the Manley second ship's mortgage. In the event the LT Mortgage is not satisfied at Closing, Charterer shall cause the then holder of the LT Mortgage to execute a subordination of its mortgage to the lien of the Manley Tax Payment Mortgage so that title to the Vessel will be conveyed by Owner to Charterer subject to the following liabilities (for which Charterer shall be primarily liable):

            i)    The Brownsville Bank Mortgage;
           ii)    The Manley Mortgage (in favor of J. Kent Manley personally);
          iii)    The Manley Tax Payment Mortgage (in favor of FCCI);
           iv)    The LT Mortgage, if applicable; and
            v)    The balance of any remaining unsettled Disclosed Accounts
                  Payable;

         In the event Charterer elects to purchase the outstanding stock of FCCI rather than the Vessel, the Purchase Price of the stock shall be TWO MILLION EIGHT HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($2,850,000.00) which sum shall be due and payable by Charterer to J. Kent Manley and shall be evidenced by Charterer's promissory note in the amount of TWO MILLION EIGHT HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($2,850,000.00) and secured by ship's mortgage subordinate and inferior solely to the Brownsville Bank first ship's mortgage (the "Manley Purchase Money Second Mortgage") PLUS the $50,000.00 cash payment set forth in paragraph 9. iv) hereinbelow. The note secured by the Manley Purchase Money Second Mortgage shall bear interest at the rate of TEN PERCENT (10%) per annum, shall be fully amortized over a SEVENTY-TWO (72) month period, and shall be due and payable in equal monthly installment payments of FIFTY-TWO THOUSAND SEVEN HUNDRED NINETY-EIGHT AND 64/100 DOLLARS ($52,798.64) per month commencing on the date ONE (1) month after the date of Closing and continuing on the same date of each and every month thereafter until paid in full. Similar to the asset election scenario, in the event the LT Mortgage is not satisfied at the stock purchase Closing, Charterer shall cause the then holder of the LT Mortgage to execute a subordination of its mortgage to the lien of the Manley Purchase Money Second Mortgage so that title to the Vessel will be conveyed by Owner to Charterer subject to the following liabilities:

            i)    The Brownsville Bank Mortgage;
           ii) The Manley Purchase Money Second Mortgage (in favor of J. Kent Manley personally);


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          iii)    The LT Mortgage, if applicable; and
           iv)    The balance of any remaining unsettled Disclosed Accounts
                  Payable;

         Regardless of whether Charterer elects to purchase the Vessel or the stock of FCCI, from and after the Closing Date, all remaining outstanding Disclosed Accounts Payable shall be the responsibility of Charterer and Charterer shall indemnify and hold FCCI and J. Kent Manley harmless from any and all personal liability for payment of same.

         9. During the term of the Charter, in addition to the charter hire payments payable to Owner under the Bareboat Charter Party Agreement, Charterer shall also make the following payments:

             i) all lease payments due under the Harbortowne Marina Lease, with respect to dockage rights in Dania Florida for which Charterer shall enjoy the benefit of all marina use and dockage rights in favor of the Vessel under such dock lease.

            ii) the sum of approximately ONE HUNDRED SIX THOUSAND AND NO/100 DOLLARS ($106,000.00) payable to Owner to reimburse Owner for a prior payment made by Owner under the Mahaffey Mortgage which shall payable one-half on August 1, 1998 and the balance on September 1, 1998 (and which sum shall bear interest at the rate of TEN PERCENT (10%) per annum from the date hereof with accrued interest being payable current at the time of each installment payment).

           iii)   the payment due in July 1998 under the Mahaffey Mortgage.

            iv) the sum of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) payable to J. Kent Manley at the time of the Closing hereunder which payment shall be in addition to the Purchase Price of the stock or Vessel, as applicable.

         10. Any default by a party hereunder shall be a default by such party under the Bareboat Charter Party Agreement and any default by a party under the Bareboat Charter Party Agreement shall be a default by such party hereunder.

              (THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK.)


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         IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the day and year first above written.

                                                 CHARTERER:
Signed, Sealed and Delivered                     LEISURE EXPRESS CRUISE, L.L.C.,
in the Presence of:                              a Colorado limited liability company


                                                 By:     /s/
------------------------------------------           ----------------------------------------
Print Name:                                          ELDEN W. RANCE,
            ------------------------------           Executive Vice President



------------------------------------------
Print Name:
            ------------------------------

                                                 OWNER:
Signed, Sealed and Delivered                     FLORIDA CASINO CRUISES, INC.,
in the Presence of:                              a Georgia corporation


                                                 By:     /s/
------------------------------------------           ----------------------------------------
Print Name:                                          J. KENT MANLEY,
            ------------------------------           President



------------------------------------------
Print Name:
            ------------------------------


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